UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2009
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI  49286
(Address of principal executive offices)

(517) 423-8373
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2009, the Board of Directors of United Bancorp, Inc. ("the Company") approved certain amendments to the following:

•	2009 Management Committee Incentive Compensation Plan

•	2009 Stakeholder Incentive Compensation Plan

•	United Bancorp, Inc. 2005 Stock Option Plan

•	Form of 2005 Stock Option Plan Award Agreement

•	United Bancorp, Inc. Senior Management Bonus Deferral Stock Plan

All of the amendments were technical in nature. The purpose of the amendments was to comply with applicable requirements under the Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (collectively, the "Acts"), and related regulations. The amended plans and documents are filed with this Report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5. A summary of the material amendments to each plan or document follows:

2009 Management Committee Incentive Compensation Plan

The Company added a prohibition against accruing or paying incentive compensation to the Company's most highly compensated employee, as defined by the Acts and related regulations, for so long as any obligation arising from financial assistance to the Company under the Acts remains outstanding.

2009 Stakeholder Incentive Compensation Plan

The Company added a prohibition against accruing or paying incentive compensation to the Company's most highly compensated employee, as defined by the Acts and related regulations, for so long as any obligation arising from financial assistance to the Company under the Acts remains outstanding.

United Bancorp, Inc. 2005 Stock Option Plan

The Company added a prohibition against the granting of any Options to the Company's most highly compensated employee, as defined by the Acts and related regulations, for so long as any obligation arising from financial assistance to the Company under the Acts remains outstanding.

The Company added a provision stating that Options may not become exercisable or vested before the vesting schedule stated in the plan with respect to any senior executive officer or any of the next five most highly compensated employees, as those terms are defined by the Acts and related regulations, to the extent the acceleration of vesting would be a golden parachute payment, as defined by the Acts and related regulations, for so long as any obligation arising from financial assistance to the Company under the Acts remains outstanding.

The Company added a "clawback" provision requiring a participant to return to the Company the value received under the plan to the extent the value received is later determined to have been based on statements of earnings, revenue, gains or other criteria that are later proven to be materially inaccurate and to the extent the plan is determined to be subject to the recovery provisions of the Acts and related regulations.

The Company added a provision permitting the Board of Directors to change the terms of any Option or Option Agreement, without the consent of the participant, to the extent required by law or to the extent the Board of Directors determines that a modification is needed to ensure that the plan does not encourage senior executive officers, as defined by the Acts and related regulations, to take unnecessary or excessive risks that threaten the value of the Company or any of its subsidiaries.

Form of 2005 Stock Option Plan Award Agreement

The Company added a "clawback" provision requiring a participant to return to the Company the value received under the agreement to the extent the value received is later determined to have been based on statements of earnings, revenue, gains or other criteria that are later proven to be materially inaccurate and to the extent the agreement is determined to be subject to the recovery provisions of the Acts and related regulations.

United Bancorp, Inc. Senior Management Bonus Deferral Stock Plan

The Company added a provision permitting the Board of Directors to change the terms of the plan to the extent required by law or to the extent the Board of Directors determines that a modification is needed to ensure that the plan does not provide incentives for senior executive officers, as defined by the Acts and related regulations, to take unnecessary or excessive risks that threaten the value of the Company or any of its subsidiaries.

The Company added a "clawback" provision requiring a participant to return to the Company any payment received under the plan to the extent the payment received is later determined to have been based on statements of earnings, revenue, gains or other criteria that are later proven to be materially inaccurate and to the extent the payment is determined to be subject to the recovery provisions of the Acts and related regulations.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1.	2009 Management Committee Incentive Compensation Plan

10.2.	2009 Stakeholder Incentive Compensation Plan

10.3.	United Bancorp, Inc. 2005 Stock Option Plan

10.4.	Form of 2005 Stock Option Plan Award Agreement

10.5.	United Bancorp, Inc. Senior Management Bonus Deferral Stock Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCORP, INC.
(Registrant)

Date: September 21, 2009	By: /s/ Randal J. Rabe
Randal J. Rabe (Principal Financial Officer) Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	2009 Management Committee Incentive Compensation Plan
10.2	2009 Stakeholder Incentive Compensation Plan
10.3	United Bancorp, Inc. 2005 Stock Option Plan
10.4	Form of 2005 Stock Option Plan Award Agreement
10.5	United Bancorp, Inc. Senior Management Bonus Deferral Stock Plan